SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549





                                 FORM 8-K

                              CURRENT REPORT




                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


Date of Report: July 9, 1998
Date of earliest event reported: July 9, 1998


                        Federal Signal Corporation
          (Exact name of registrant as specified in its charter)


 Delaware                    0-693                         36-1063330
(State of           (Commission File Number)              (IRS Employer
Incorporation)                                       Identification No.)


              1415 W. 22nd Street, Oak Brook,Illinois        60523
              (Address of principal executive offices)     (Zip Code)


                  (630) 954-2000
          (Registrant's telephone number, including area code)


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      Item 5.  Other Events.

              On July 9, 1998, the Board of Directors of Federal Signal Corporation (the "Company") declared a dividend distribution of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $1.00 per share (the "Common Shares"), of the Company. The dividend is payable as of the Close of Business on August 18, 1998 to shareholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of a Series A Preferred Stock, $1.00 par value, of the Company (the "Preferred Shares") at a price of $100 per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") dated as of July 9, 1998 between the Company and Harris Trust and Savings Bank, as Rights Agent (the "Rights Agent").

              Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") acquired or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding Common Shares or (ii) 10 days following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 30% or more of such outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of August 18, 1998, by such Common Share certificate with a copy of this Summary of Rights attached thereto. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Close of Business on August 18, 1998 upon transfer or new issuance of the Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares, outstanding as of the Close of Business on July 5, 1988, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will then evidence the Rights.

              The Rights are not exercisable until the Distribution Date. The Rights will expire on after the Close of Business on August 18, 2008, unless earlier redeemed by the Company as described below.

              The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities

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      convertible  into Preferred  Shares with a conversion  price,  less than the current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

                The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

                Each Preferred Share will be entitled to a minimum preferential quarterly dividend payable of $25 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per Common Share. Each Preferred Share will have one hundred votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. These rights are protected by customary antidilution provisions.

                In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power is sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the exercise price of the Right. In the event that the Company were the surviving corporation in a merger and the Common Shares were not changed or exchanged, or in the event that an Acquiring Person engages in one of a number of self-dealing transactions specified in the Rights Agreement, proper provision will be made so that each holder of a Right, other than Rights that were beneficially owned by the Acquiring Person on the earlier of the Distribution Date or the date an Acquiring Person acquires 20% or more of the outstanding Common Shares (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right.

                With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading date prior to the date of exercise.


                                        Page 3 of 5 Pages


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                The Board of Directors,  under certain circumstances,  is
      entitled to redeem the Rights at $.10 per Right (payable in cash or Common Shares) at any time prior to the expiration of 20 days (subject to extension by the Board of Directors) following the
      public   announcement  that  a  20%  position  has  been  acquired.
      Immediately upon the action of the Board of Directors ordering redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

                The terms of the Rights generally may be amended by the Board of Directors of the Company without the consent of the holders of the Rights except that no such amendment may adversely affect the interests of the holders of the Rights.

                Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

                A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.


      Item 7.  Exhibits.

                 1. Rights Agreement dated as of July 9, 1998 between the Company and the Rights Agent.

                 2.  Press Release, dated July 9, 1998.

                 3.  Letter to the Company's shareholders.

















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                                           SIGNATURES



                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                    FEDERAL SIGNAL CORPORATION



      Dated:  July 9, 1998                          By:  /s/ Kim A. Wehrenberg

                                                        Kim A. Wehrenberg
                                                        Vice President, General
                                                        Counsel and Secretary





























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